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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

United Community Bankshares of Florida, Inc.
Orlando, Florida

         We hereby consent to the inclusion of our report dated February 9, 2004, relating to the consolidated financial statements of United Community Bankshares of Florida, Inc. and subsidiaries as of and for the years ended December 31, 2003 and 2002, in the Company's 2003 annual report on Form 10-KSB.

/s/ Osburn, Henning and Company
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Osburn, Henning and Company

Orlando, Florida
March 18, 2004